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                                AMENDMENT NO. 3
                            TO EMPLOYMENT AGREEMENT

Amendment No. 3 to the Employment Agreement dated as of March 7, 1996 (the "Employment Agreement") between Riddell Sports Inc., a Delaware corporation, (the "Company") and David Groelinger (the "Executive").

WHEREAS, Mr. Groelinger has been elected Chief Financial Officer and Executive Vice President of the Company.

WHEREAS, the Employment Agreement, unless extended, expires on March 7, 2001 and the Company wishes to provide Mr. Groelinger incentives to continue providing excellent leadership in the Company and to extend the term of the Employment Agreement.

NOW, THEREFORE, for good and valuable consideration receipt of which is hereby acknowledged the parties hereto agree as follows:

     1. Section 2 of the Employment Agreement be and hereby is amended to provide in full as follows:

               "2. Term. This Agreement is for a term ("Term") commencing on the date of this Agreement and terminating on March 7, 2002, or upon the Executive's earlier death, disability or other termination of employment pursuant to Section 11."

     2. All other provisions in the Employment Agreement shall remain in full force and effect.

Dated: 3/1/2000                                 RIDDELL SPORTS INC.
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                                                By: /s/ David Mauer
                                                   ----------------------
                                                David Mauer
                                          Its:  CEO and President


                                                EXECUTIVE


                                                /s/ David Groelinger
                                                   ----------------------
                                                David Groelinger